November 1, 2006	ATTORNEYS AT LAW 2029 CENTURY PARK EAST, SUITE 3500 LOS ANGELES, CA 90067-3021 310.277.2223 TEL 310.557.8475 FAX www.foley.com

National Mentor Holdings, Inc.

313 Congress Street, 6th Floor

Boston, MA 02210

Ladies and Gentlemen:

We have acted as special California, Colorado, Connecticut, Iowa and Utah counsel to National Mentor Holdings, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by National Mentor Holdings, Inc., a Delaware corporation (the “Company”), those subsidiaries of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”) and the other subsidiary guarantors of the Company (the “Other Guarantors” and together with the Subsidiary Guarantors, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of $180,000,000 aggregate principal amount of 11¼% Senior Subordinated Notes due 2014 (the “Exchange Securities”) and the guarantee by the Subsidiary Guarantors of the Exchange Securities (the “Guarantees”).  The Exchange Securities will be offered by the Company in exchange for $180,000,000 aggregate principal amount of its outstanding 11¼% Senior Subordinated Notes due 2014 (the “Old Securities”).  The Exchange Securities will be issued under an indenture dated as of June 29, 2006 (the “Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an Exhibit to the Registration Statement.  We have also examined the originals, duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, and have made such other investigations, as we have deemed relevant and necessary for the purpose of expressing the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied without investigation upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all records, certificates and instruments submitted to us as originals, the conformity to original documents of all records, certificates and instruments submitted to us as duplicates or certified or conformed copies, the authenticity and completeness of the originals of such latter documents and the correctness of all statements of fact contained in all records, certificates and instruments we have examined.

We have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

delivered by the Trustee and constitutes the valid, legally binding and enforceable obligation of the Trustee; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, including without limitation the Trust Indenture Act of 1939, as amended (the “TIA”); and that the Trustee has the requisite corporate and legal power and authority to perform its obligations under the Indenture.

We also have assumed further that (i) the Company and the Other Guarantors have duly authorized, executed and delivered the Indenture in accordance with all applicable laws and (ii) the execution, delivery and performance by the Company and the Guarantors of the Indenture, the Exchange Securities and the Guarantees do not and will not violate any applicable laws (excepting the law of the States of California, Colorado, Connecticut, Iowa and Utah, as such laws apply to the Subsidiary Guarantors organized in such jurisdiction).  Additionally, in rendering our opinion herein we have assumed that the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated consistent with the descriptions of such transactions as set forth in the Registration Statement and in accordance with the operative documents relating to such transactions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.     Each Subsidiary Guarantor (a) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of its state of incorporation and (b) has the corporate power and authority to conduct its business as described in the Registration Statement.

2.     The Indenture has been duly authorized, executed and delivered by each of the Subsidiary Guarantors.

3.     When (a) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (b) the Exchange Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Registration Statement upon the exchange, (c) the Old Securities shall have been validly tendered to the Company, (d) the Indenture shall have become qualified under the TIA and (e) any legally required consents, approvals, authorizations or other orders of the Commission and any other regulatory authorities shall have been obtained, the issuance of the Guarantees by the Subsidiary Guarantors, and the performance by the Subsidiary Guarantors of the Indenture, will not violate the articles of incorporation or by-laws of any Subsidiary Guarantor, or any California, Colorado, Connecticut, Iowa or Utah statute, rule or regulation applicable to any Subsidiary Guarantor incorporated in such state, or any order known to us issued pursuant to any California, Colorado, Connecticut, Iowa or Utah statute by any California, Colorado, Connecticut, Iowa or Utah court or governmental agency or body having jurisdiction over the Subsidiary Guarantors or any of their respective properties.

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4.     No consent, approval, authorization, order, registration or qualification of or with any California, Colorado, Connecticut, Iowa or Utah governmental agency or body or, to our knowledge, any California, Colorado, Connecticut, Iowa or Utah court is required for the issuance of the Guarantees by the Subsidiary Guarantors or the compliance by the Subsidiary Guarantors with all of the provisions of the Indenture.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies; and (v) other commonly recognized statutory and judicial constraints, including without limitation statutes of limitations.

For purposes of our opinions, we have assumed that: (i) the Registration Statement remains effective throughout the exchange offer; (ii) at the time of the issuance and delivery of the Exchange Securities (a) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Exchange Securities or the Guarantee and (b) other than with respect to California, Colorado, Connecticut, Iowa and Utah law, the issuance and delivery of the Exchange Securities, the terms of the Exchange Securities and the Guarantee and the compliance by the Company with the terms of the Exchange Securities and the Guarantee will not violate any applicable law, any restriction imposed by any court or governmental body having jurisdiction over the Company or any of the Subsidiary Guarantors; (iii) any revisions to the Indenture, and any amendments or supplemental to the Indenture, as executed, will not require re-qualification of such indenture under the TIA.

As used in this letter, the expression “to our knowledge” or “known to us” or similar phrases with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on the transactions referred to in the first paragraph of this opinion.  Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any other facts, and no inference as to our knowledge of the existence or absence of any such facts should be drawn from our representation of the Company, or the rendering of the opinions set forth below.

Our opinions expressed in paragraph 1 above are based solely on certificates of the Secretaries of State of the States of California, Colorado, Connecticut, Iowa and Utah.

In rendering the opinion set forth in paragraph 2 above relating to the actions taken by the Subsidiary Guarantors to authorize the transactions contemplated by the Indenture, we have relied without further investigation on the Charter, Bylaws and written consents of the Board of Directors and stockholders of each Subsidiary Guarantor, as provided to us by the Company.  We express no opinion as to whether the members of the Subsidiary Guarantors’ Boards of Directors have complied

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with their fiduciary duties in connection with the authorization and performance of the transactions contemplated by the Registration Statement and the Indenture.

In rendering the opinion in paragraph 3 above relating to violations of statutes, rules or regulations applicable to the Subsidiary Guarantors, such opinion is limited to such statutes, rules or regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Registration Statement and the Indenture.  In rendering the opinion expressed in paragraphs 3 and 4 above, please note that we have not conducted searches of the dockets of any court or administrative agency whatsoever.

We do not express any opinion herein concerning any law other than the laws of the States of California, Colorado, Connecticut, Iowa and Utah, or the enforceability of the Indenture or the Guarantees under the laws of any jurisdiction.  We advise you that issues addressed by this letter may be governed in whole or in part by laws other than those upon which our opinions are based, but we did not review or attempt to identify any other law which might be relevant for purposes of our opinions and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.  We also express no opinion regarding (i) federal or state securities laws or filing requirements, (iii) any statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction, (iv) federal or state antitrust, unfair competition or trade practice laws and resolutions or (v) pension and benefit laws and regulations.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus included in the Registration Statement.  We also consent to (i) the Trustee’s relying on this opinion and (ii) Simpson Thacher & Bartlett LLP’s relying as to matters of California, Colorado, Connecticut, Iowa and Utah law on this opinion in connection with the opinion of Simpson Thacher & Bartlett LLP to be rendered in connection with the Registration Statement.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP

SCHEDULE I

SUBSIDIARY GUARANTORS

(AND EMPLOYER IDENTIFICATION NUMBERS)

CALIFORNIA SUBSIDIARY GUARANTORS:

Cornerstone Living Skills, Inc., a California corporation (68-0286512)

First Step Independent Living Program, Inc., a California corporation (95-3574845)

Horrigan Cole Enterprises, Inc., a  California corporation (33-0152162)

Loyd’s Liberty Homes, Inc., a California corporation (77-0282781)

Unlimited Quest, Inc., a California corporation (33-0067902)

COLORADO SUBSIDIARY GUARANTORS:

REM Colorado, Inc., a Colorado corporation (41-1578483)

CONNECTICUT SUBSIDIARY GUARANTORS:

REM Connecticut Community Services, Inc., a Connecticut corporation (41-1895229)

IOWA SUBSIDIARY GUARANTORS:

REM Developmental Services, Inc., an Iowa corporation (41-1936672)

REM Health of Iowa, Inc., an Iowa corporation (41-1916703)

REM Iowa Community Services, Inc., an Iowa corporation (22-2929097)

REM Iowa, Inc., an Iowa corporation (41-1499229)

UTAH SUBSIDIARY GUARANTORS:

REM Utah, Inc., a Utah corporation (87-0547552)